Exhibit 11

                        INDEPENDENT AUDITORS' CONSENT

  We consent to the use in Post-Effective Amendment No. 5 to Registration Statement No. 33-45437 of America's Utility Fund, Inc. of our report dated January 26, 1996, appearing in the Statement of Additional Information, which is a part of such Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Richmond, Virginia
Februrary 29, 1996